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                                   Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements Forms S-8 (No. 2-94787, 33-9948, 33- 22581, 33-36303 and 33-63554) of
USG Corporation relating to the financial statements of the USG Corporation Investment Plan.

/s/  Hill Taylor LLC

Hill Taylor, LLC
Chicago, Illinois
March 29, 2004